UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2018

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(d) On August 27, 2018, the Board of Directors (the “Board”) of Superior Industries International, Inc. (the “Company”) increased the size of the Board from eight to nine directors through a resolution passed by the Board and, upon recommendation of the Nominating and Corporate Governance Committee, appointed Richard Giromini to fill the newly-created vacancy on the Board. A copy of the press release announcing Mr. Giromini’s appointment is attached hereto as Exhibit 99.1.

Mr. Giromini, 65, currently serves as Executive Advisor and director of Wabash National Corporation (NYSE: WNC), an industrial manufacturer and producer of semi-trailers and liquid transportation systems. Mr. Giromini previously served in several positions with WNC, most recently as Chief Executive Officer and director from January 2007 to June 2018, President from January 2007 to October 2016 and Chief Operating Officer and director from December 2005 to December 2006. Earlier experience includes 26 years in the automotive industry, having begun his career with General Motors Corporation (1976 – 1985), serving in a variety of positions of increasing responsibility within the Tier 1 automotive sector, most recently with Accuride Corporation (Senior Vice President and General Manager), AKW LP (President and CEO), and ITT Automotive (Director of Manufacturing). Mr. Giromini holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Mechanical Engineering, both from Clarkson University. He is also a graduate of the Advanced Management Program at the Duke University Fuqua School of Management.

Mr. Giromini will receive the same compensation and benefits made available to other non-employee directors of the Company as described in the Company’s 2018 proxy statement and future proxy statements. Non-employee directors also participate in the Company’s Equity Incentive Plan, as described in the Company’s 2018 proxy statement and future proxy statements, and although no award has been made to Mr. Giromini at this time, he will receive the same equity compensation as other non-employee directors. Mr. Giromini will also receive indemnification to the fullest extent permitted under Delaware General Corporation Law and the Company’s Bylaws, under which the Company indemnifies, defends and holds harmless its directors from and against losses and expenses as a result of Board service.

There are no arrangements or understandings between Mr. Giromini and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Giromini and any directors, executive officer, or any person nominated or chosen by the Company to become a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Giromini and the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release, dated August 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: August 28, 2018	/s/ Donald J. Stebbins
Donald J. Stebbins
President and Chief Executive Officer